Exhibit 10.43

                                 LOAN AGREEMENT

         THIS LOAN AGREEMENT (this "Agreement") is made this 18th day of July, 1996, between and among MEDCATH OF TUCSON, L.L.C., a North Carolina limited liability company (the "Borrower) and CAPSTONE CAPITAL CORPORATION, a Maryland corporation, its successors and assigns (the "Lender").

                                R E C I T A L S:

         Borrower has requested that the Lender make a land acquisition and construction/mini-perm loan to the Borrower in the principal sum of up to $17,800,000 in order to finance the construction of the "Tucson Heart Hospital," an acute care hospital having not less than 60-beds and specializing in cardiology services and cardiovascular surgery, to be located in Tucson, Arizona. Lender has agreed to make such loan on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, it is hereby agreed as follows:

                                    ARTICLE I
                  DEFINITIONS, ACCOUNTING PRINCIPLES, UCC TERMS

         1.1 As used in this Agreement, the following terms shall have the following meanings unless the context hereof shall otherwise indicate:

         "Advances" means the advances of the Loan to be made by the Lender to the Borrower either for Hard Cost Advances or for Soft Cost Advances in accordance with the provisions of Article III hereof.

         "Applicable Environmental Law" means any applicable federal, state or local laws, rules or regulations pertaining to health or the environment, or petroleum products, or radon radiation, or oil or hazardous substances, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended ("RCRA") and the Federal Emergency Planning and Community Right-To-Know Act of 1986, as amended. The terms "hazardous substance" and "release" shall have the meanings specified in CERCLA, and the terms "solid waste," disposal," "dispose," and "disposed" shall have the meanings specified in RCRA, except that if such acts are amended to broaden the meanings thereof, the broader meaning shall apply herein prospectively from and after the date of such amendments; notwithstanding the foregoing, provided, to the extent that the laws of the State of Arizona establish a meaning for "hazardous substance" or "release" which is broader than that specified in CERCLA, as CERCLA may be amended from time to time, or a meaning for "solid waste," "disposal," and "disposed" which is broader than specified in RCRA, as RCRA may be amended from time to time, such broader meanings under said state law shall apply in all matters relating to the laws of such State.

         "Assignment and Security Agreement" means that certain Assignment and Security Agreement of even date herewith from Southern Arizona Heart, Inc. in favor of the Lender.

         "Assignment of Rents and Leases" means that certain Assignment of Rents and Leases of even date herewith from Borrower to Lender.

         "Business Day" means a day, other than Saturday or Sunday and legal holidays, when the Lender is open for business.

         "Cash Flow Coverage" means a ratio in which the first number is the EBITDAR of the Improvements, based upon the operations of the Improvements for the preceding twelve (12) months, and the second number is the sum of the current portion of the Long Term Debt (including Long Term Debt attributable to the Loan) plus the interest expenses (including interest on the Loan) and lease expense which is scheduled to be paid during the succeeding twelve (12) month period.

         "Collateral" means, collectively, the real property described in the Deed of Trust, which grants to Lender a security interest in all Borrower's building materials, fixtures, and certain contract rights, and general intangibles (all as more particularly described in the Deed of Trust), now or hereafter located on, used or useful in connection with, or relating to the Property or the construction of the Improvements, together with the rents and profits accruing from the Property, the Guaranty executed by the Guarantor, and the Assignment and Security Agreement. Collateral shall not include accounts receivable.

         "Cost Budget" means the detailed estimation of the cost (both Hard Costs and Soft Costs) to complete the Improvements attached hereto as Exhibit A, as may be adjusted from time to time as herein provided.

         "Closing Date" means the date on which all or any part of the Loan is first disbursed by the Lender to or for the benefit of the Borrower.

         "Deed of Trust" means that certain Deed of Trust and Security Agreement of even date herewith from Borrower in favor of or for the benefit of Lender and covering the Property.

         "Default" means the occurrence or existence of any event which, but for the giving of notice or expiration of time or both, would constitute an Event of Default.

         "EBITDAR"  means  earnings  before   interest,   taxes,   depreciation,
amortization, and rent.

         "Event of Default" means any "Event of Default" as hereinafter defined.

         "Exhibit" means an Exhibit to this Agreement, unless the context refers to another document, and each such Exhibit shall be deemed a part of this Agreement to the same extent as if it were set forth in its entirety wherever reference is made thereto.

         "GAAP" means, as in effect from time to time, generally accepted accounting principles consistently applied as promulgated by the American Institute of Certified Public Accountants.

         "General Contractor" means the general contractor for the construction of the Improvements and shall be Connelly Construction Company.

         "Guarantor" means MedCath Incorporated, in its capacity as guarantor of the Loan Obligations pursuant to its Guaranty Agreement ("Guaranty") of even date herewith in favor of Lender.

         "Hard Costs" means costs of the Land and actual physical construction of the Improvements (labor and material).

         "Hard Cost Advances" means Advances for Hard Costs.

         "Improvements" means the approximate 83,000 square foot acute care hospital, which will contain not less than 60 acute care beds and 6 rest care beds, which will specialize in cardiology services and cardiovascular surgery, and which will be located on the Property, together with related parking and site improvements to be constructed in accordance with the Plans and Specifications.

         "Indebtedness" means any (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property other than accounts payable arising in the ordinary course of business, (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from property now or hereafter owned or acquired, and (iv) the amount of any other obligation (including obligations under financing leases) which would be shown as a liability on a balance sheet prepared in accordance with GAAP.

         "Indemnity Agreement" means that certain Indemnity Agreement of even date herewith from the Borrower in favor of the Lender.

         "Lender's Inspecting Consultant" shall be the independent consultant retained by the Lender to review the Plans and Specifications, soils tests for the Property, and all draw requests for Advances for Hard Costs, and to make monthly inspections of the Improvements, and who shall be CLJ Associates, Inc.

         "Lien" means any voluntary or involuntary mortgage, security deed, deed of trust, deed to secure debt, lien, pledge, assignment, security interest, title retention agreement, financing lease, levy, execution, seizure, judgment, attachment, garnishment, charge, lien or other encumbrance of any kind, including those contemplated by or permitted in this Agreement and the other Loan Documents.

         "Loan" means the loan in the principal sum of up to $17,800,000 to be made by Lender to the Borrower pursuant hereto as evidenced by the Note.
         "Loan Documents" means, collectively, this Agreement, the Note, the Deed of Trust, the Assignment of Rents and Leases, the Assignment and Security Agreement, the Indemnity Agreement, the Guaranty Agreement, and the Subordination Agreement together with any and all other documents executed by Borrower or others, evidencing, securing, or otherwise relating to the Loan.

         "Loan Obligations" means the aggregate of all principal and interest owing from time to time under the Note and all expenses, charges and other amounts from time to time owing under the Note, this Agreement, or the other Loan Documents and all covenants, agreements and other obligations from time to time owing to, or for the benefit of, Lender pursuant to the Loan Documents.

         "Long Term Debt" means all obligations (including capital lease obligations) which are due more than one (1) year from the date as of which the computation thereof is made.

         "MedCath Credit Facility" means that revolving credit from MedCath Incorporated to the Borrower in the principal sum of not less than $6,205,000 and not more than $10,000,000; payments due under the MedCath Credit Facility are fully subordinated to the Loan Obligations pursuant to that certain Subordination Agreement of even date herewith among Borrower, Lender and MedCath Incorporated (the "Subordination Agreement").

         "Note" means the Promissory Note of even date herewith in the principal amount of the Loan payable by Borrower to the order of Lender.

         "Person" means any person, firm, corporation, partnership, limited liability company, trust or other entity.

         "Plans and Specifications" means the Plans and Specifications for construction of the Improvements as heretofore or hereafter submitted to and approved by the Lender and as amended from time to time subject to the terms of this Agreement.

         "Proceeds" means all proceeds (whether cash or non-cash, moveable or immoveable, tangible or intangible), including proceeds of insurance and condemnation, from the sale, exchange, transfer, collection, loss, damage, disposition, substitution or replacement of any of the Collateral.

         "Property" means the real estate in Pima County, Arizona which is more particularly described in Exhibit B hereto, upon which the Improvements are to be located.

         "Required Equity" means the amount of equity required to be injected by the Borrower

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

in payment of budgeted items as approved by Lender, and shall be not less than $2,200,000. Lender agrees that $995,000 of the Required Equity has been injected against the acquisition cost of the land, and that the remaining Required Equity of $1,205,000 may be advanced by MedCath, Incorporated to the Borrower pursuant to the MedCath Credit Facility.

         "Retainage" shall be the amount of the Loan to be retained by the Lender pending completion of the Improvements, and shall be ten percent (10%) of the value of completed construction of the Improvements.

         "Scheduled Completion Date" means the date by which the Improvements are to be completed, and shall be no later than sixteen (16) months from the date hereof, provided, however, that the Scheduled Completion Date shall be extended pro tanto for any delays in construction caused by acts of God, acts of war, casualties or other events or circumstances beyond Borrower's control.

         "Soft Costs" means all development costs other than Hard Costs, including, without limitation, operating deficits, closing costs, permits and governmental fees, leasing costs, closing costs, legal and architectural fees, and construction interest.

         "Soft Cost Advances" means Advances for Soft Costs.

         "Title Company" means the title company insuring the Deed of Trust, and shall be Chicago Title Insurance Company.

         1.2 Singular terms shall include the plural forms and vice versa, as applicable, of the terms defined.

         1.3 Terms contained in this Agreement shall, unless otherwise defined herein or unless the context otherwise indicates, have the meanings, if any, assigned to them by Uniform Commercial Code in effect in the State of Arizona.

         1.4 All accounting terms used in this Agreement shall be construed in accordance with GAAP, except as otherwise defined.

         1.5 All references to other documents or instruments shall be deemed to refer to such documents or instruments as they may hereafter be extended, renewed, modified, or amended and all replacements and substitutions therefor.

                                   ARTICLE II
                             CONDITIONS TO ADVANCES

         Lender's obligation to make Advances shall be effective only upon fulfillment of the following conditions:

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

         2.1 Required Equity. Evidence that Borrower has injected its Required Equity in payment of budgeted items as set forth on the Cost Budget.

         2.2 Payment of Fees. Payment by Borrower of all fees and expenses required by this Agreement and by the commitment letter issued by the Lender dated April 16, 1996.

         2.3 Execution of Documents. Execution, delivery and, when appropriate, recording or filing of this Agreement, the Note, the Collateral, and all other documents evidencing or securing the Loan, and all other documents required by this Agreement, all in form and content satisfactory to Lender.

         2.4 Title Insurance. Issuance of a title insurance policy in form acceptable to the Lender and receipt by Lender of an endorsement to the title policy insuring each Advance being requisitioned, updating the effective date of said title insurance policy, and containing no new lien or encumbrance except as are previously approved or as are acceptable to Lender in Lender's reasonable determination.

         2.5 Approval by Lender's Inspecting Consultant. Approval by the Lender's Inspecting Consultant of any draw request for Hard Costs, which such approval may not be unreasonably withheld.

         In the event Lender, at its option, elects to make one or more Advances prior to receipt and approval of all items required by this Article II, such election shall not obligate Lender to make any subsequent Advance.

                                   ARTICLE III
                            DISBURSEMENT OF THE LOAN

         3.1 Disbursement Procedure. Lender agrees, on the terms and conditions and relying on the representations set forth herein, to lend to Borrower, and Borrower agrees to borrow from Lender, an amount not to exceed the principal amount of the Loan. Subject to compliance by Borrower with all of the provisions of this Loan Agreement, the Loan shall be disbursed by Lender making Advances of all approved requisitions in accordance with the following procedures:

                  (a) Not less than five (5) Business Days before the date on which Borrower desires an Advance, Borrower shall submit to Lender a requisition in form reasonably satisfactory to Lender requesting an Advance. Each request for an Advance is to be accompanied by the following:

                           i) In the case of Hard Costs, a cost breakdown showing the cost of Improvements to the date of the requisition and showing the percentage of completion of each line item on the Cost Budget; the accuracy of the cost breakdown shall be certified by Borrower, the General Contractor and by the Borrower's architect (or, as to any items not within the scope of a general contract, by the contractors directly responsible to Borrower for such items);

                           ii) All requests for Hard Costs shall be supported by AIA Document G702 and G703, by invoices for materials, and, if required by the Title Company or by the Lender following the occurrence of any Default hereunder, by lien waivers for all preceding draws from the General Contractor and from all subcontractors or suppliers as required by the Title Company;

                           iii) All requests for Soft Costs shall be supported by invoices and any other items as may be reasonably required by the Lender; and

                          iv) An endorsement to the title insurance policy insuring the Deed of Trust insuring each Advance being requisitioned, updating the effective date of said title insurance policy, and containing no new lien or encumbrance except as are previously approved or as are acceptable to the Lender in Lender's reasonable determination.

                  (b) Borrower appoints Robert Weathers or Jay Stock (either one may sign) as its agents to make disbursement requests. Borrower may hereafter by written notice to Lender appoint one or more other agents or change agents to make disbursement requests, provided any such notice is not effective until actually received by Lender.

                  (c) The completed construction will be reviewed by the Lender's Inspecting Consultant who will certify to Lender, among other things, as to the value of completed construction, percentage of completion, and substantial compliance with the Plans and Specifications.

                  (d) The maximum allowable Advance will equal the total of (i) Soft Costs actually incurred within the budgeted amounts therefor as shown on the Cost Budget, plus (ii) the lesser of (x) the Hard Cost of the completed construction or (y) the scheduled value of each completed item shown on the General Contractor's schedule of values for the Improvements, with no Advance being made for any duplication of work, work which does not substantially conform to the Plans and Specifications or work which is unsatisfactory in the reasonable opinion of the Lender's Inspecting Consultant. Advances will be made for stored materials as long as such stored materials are either (i) stored in a bonded warehouse approved by the Lender's Inspecting Consultant, or (ii) stored at the Property in a locked and otherwise secure storage arrangement acceptable to the Lender and insured in an amount acceptable to the Lender; however, in no event will Lender be obligated to make Advances to pay for stored materials more than one hundred and twenty (120) days prior to the date such stored materials are to be used in the construction of the Improvements. Upon request, Borrower shall provide the Lender with a detailed listing of and invoices for all stored materials. The Advance to be made will be the maximum allowable advance less the Retainage. Except as otherwise provided in the construction contract between the Borrower and the General Contractor and with the consent of the Lender's Inspecting Consultant which such approval shall not be unreasonably withheld, the Retainage shall be advanced only after substantial completion of all construction work and approval thereof by the Lender's Inspecting Consultant (which approval will not be unreasonably withheld) and the furnishing to Lender of evidence reasonably satisfactory to Lender that such completion is free of all mechanic's and materialman's liens (or any such liens have been bonded off) and the appropriate department of Pima County, Arizona has issued a certificate of occupancy for the Improvements.

                  (e) Advances shall be made for costs on each line item shown on the Cost Budget only up to the amount budgeted on the Cost Budget for such line item. A reallocation among line items may be made only with the prior written consent of Lender, which consent shall not be unreasonably withheld. Through the construction period and thereafter, disbursements may be made to pay interest accrued and owing on the Loan only to the extent cash flow from the Improvements is insufficient to do so, notwithstanding that the Cost Budget contains unadvanced sums for interest.
                  (f) Lender shall not be required to make Advances more than once each month and Lender reserves the right to limit the total amount advanced on the Loan at any time to an amount which, when deducted from the total amount of the Loan, leaves a balance to be advanced equal to or greater than the estimated cost of completion of the Improvements and remaining nonconstruction expenses plus the Retainage applicable to the total amount of the Loan, all as reasonably determined by Lender from time to time. Notwithstanding the foregoing, the Lender will not be relieved of its obligation to make Advances hereunder in the event that there are changes in the Cost Budget as long as the Borrower injects additional equity (or provides Lender with evidence reasonably satisfactory to Lender of such other sources of funds) by an amount equal to any increases in cost over the previously approved Cost Budget; any such supplemental amount shall be expended and evidenced to Lender before additional Advances are available hereunder.

         The provisions of this Section 3.1 are solely for the benefit of Lender. Lender may make one or more Advances to Borrower upon written or oral disbursement requests not complying with the requirements of this Section 3.1, and such Advances will, in the absence of bad faith by Lender, conclusively be deemed to be Advances to Borrower hereunder.

         3.2 Direct Advances. Regardless of whether Borrower has submitted a requisition therefor, Lender may from time to time advance amounts which become due for Hard Costs and Soft Costs for which the Borrower is responsible for payment, including interest on the Loan (provided, however, that, as long as no Event of Default exists, Lender agrees to obtain the Borrower's consent prior to making any direct Advances for any Hard Costs or any Soft Costs other than direct Advances for interest on the Loan). Such Advances may be made directly to parties to whom such amounts are due or to Lender to reimburse Lender for sums due to it. All such advances to parties other than Borrower shall be deemed Advances to Borrower hereunder and shall be secured by the Collateral to the same extent as if they were made directly to Borrower.

         3.3 Representations and Warranties. Each submission by Borrower to Lender of a requisition for an Advance of the Loan shall constitute Borrower's representation and warranty to Lender that, to the best of Borrower's knowledge:
(1) all completed construction substantially is in accordance with the Plans and Specifications, and (2) all construction and nonconstruction costs for the payment of which Lender has previously advanced funds have in fact been paid.

         3.4 Delivery of Funds. Lender will make Advances by depositing the same to an account of Borrower designated in writing by Borrower. After the occurrence of any Event of Default hereunder, Lender may, in its discretion, advance funds through a disbursing agent appointed by Lender at Borrower's expense, and any advance to such agent will be deemed to be an Advance to Borrower. The making of any Advance by Lender shall not constitute Lender's approval or acceptance of the construction theretofore completed. Lender's inspection and approval of the Plans and Specifications, the construction of the Improvements, or the workmanship and materials used therein, shall impose no liability of any kind on Lender, the sole obligation of Lender as the result of such inspection and approval being to make the Advances if, and to the extent, required by this Agreement.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

         To induce Lender to enter into this Agreement, and to make the Loan to the Borrower, the Borrower represents and warrants to Lender as follows:

         4.1 Existence, Power and Qualification. Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of the State of North Carolina, is duly qualified to do business under the laws of the State of Arizona, has the power to own its properties and to carry on its business as is now being conducted, and is duly qualified to do business and is in good standing in every other jurisdiction in which the character of the property owned by it or in which the transaction of its business makes its qualification necessary.

         4.2 Power and Authority. Borrower has full power and authority to borrow hereunder and to incur the obligations provided for herein and in each of the other Loan Documents to which Borrower is a party, all of which have been authorized by all proper and necessary limited liability company action.

         4.3 Due Execution and Enforcement. Each of the Loan Documents to which Borrower is a party constitutes a valid and legally binding obligation of the Borrower, enforceable in accordance with its respective terms and does not violate, conflict with, or constitute any default under any law, government regulation, decree, judgment, the Borrower's articles of organization, operating agreement, or any other agreement or instrument binding upon the Borrower.

         4.4 Pending Matters. Other than as set forth on Schedule I attached hereto, no action or investigation is pending or threatened before or by any state or federal court or administrative agency which might result in any material adverse change in the financial condition, operations or prospects of the Borrower or Guarantor. Neither Borrower nor Guarantor is in violation of any agreement, the violation of which might reasonably be expected to have a materially adverse effect on its business or assets, and neither Borrower nor Guarantor is in violation of any order, judgment, or decree of any state or federal court, or any statute or governmental regulation to which they are subject.
         4.5 Financial Statements Accurate. All financial statements heretofore or hereafter provided by the Borrower and Guarantor are and will be true and complete in all material respects as of their respective dates and will fairly present the financial condition of the Borrower or Guarantor in all material respects, and there are no material liabilities, direct or indirect, fixed or contingent, as of the respective dates of such statements which are not reflected therein or in the notes thereto or in a written certificate delivered with such statements. The financial statements of the Borrower and Guarantor have been prepared in accordance with GAAP. There has been no material adverse change in the financial condition, operations, or prospects of the Borrower or Guarantor since the dates of such statements except as fully disclosed in writing with the delivery of such statements.

         4.6 Intended Use of Improvements. No certificate of need is required in the State of Arizona for the intended use of the Improvements as an acute care hospital. Other than required building permits, no licenses, certifications, accreditations or other required permits are issued in the State or Arizona prior to such time as the Improvements are completed substantially in accordance with the Plans and Specifications. The Plans and Specifications comply with all applicable requirements for licensure, certification, and accreditation (as applicable) and, upon completion of construction of the Improvements substantially in accordance with the Plans and Specifications, Borrower in good faith after due and proper inquiry, knows of no reason which would prevent the Improvements from receiving full licensure, certification, and accreditation as an acute care hospital containing not less than 60 acute care beds and 6 rest care beds.

         4.7 Compliance With Other Applicable Laws. All necessary and appropriate action has been taken to permit construction of the Improvements according to the Plans and Specifications and will be taken to permit full use of the Improvements for their intended purpose under applicable laws, ordinances, and regulations existing on the date hereof, including, without limitation, zoning, subdivision regulations, building codes, the Americans with Disabilities Act and regulations thereunder, and Applicable Environmental Laws. To the best of Borrower's knowledge, when completed substantially in accordance with the Plans and Specifications, the Improvements will comply with all applicable laws and regulations.

         4.8 Roads and Utilities. All utility and sanitary sewage services necessary for the construction and use of the Improvements are available and Borrower has received permission to make such use thereof as is necessary for construction and to make permanent connections thereto upon completion.

         4.9 Payment of Taxes. The Borrower has filed all federal, state, and local tax returns which are required to be filed and has paid, or made adequate provision for the payment of, all taxes which have or may become due pursuant to such returns or to assessments received by Borrower, including, without limitation, provider taxes.

         4.10 Title to Collateral. The Borrower has good and marketable title to all of the Collateral which is owned by the Borrower, subject to no Lien except those Liens specifically permitted by this Agreement.
         4.11 Priority of Deed of Trust. The Deed of Trust constitutes a first lien upon and security interest in the real and personal property described therein, prior to all other Liens, including those which may hereafter accrue, excepting only those Liens specifically permitted by this Agreement or those "Permitted Encumbrances" specifically set forth in the Deed of Trust.

         4.12 Location of Chief Executive Offices. The location of Borrower's principal place of business and chief executive office are as set forth on Exhibit C hereto.

         4.13 Disclosure. All information furnished or to be furnished by Borrower to the Lender in connection with the Loan or any of the Loan Documents, is, or will be at the time the same is furnished, accurate and correct in all material respects and complete insofar as completeness may be necessary to provide the Lender a true and accurate knowledge of the subject matter.

         4.14 ERISA. The Borrower is compliance with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

         4.15 Ownership. The ownership of the Borrower as set forth on Exhibit D hereto is true and correct.

         4.16 Proceedings Pending. There are no proceedings pending, or, to the best of the Borrower's knowledge, threatened, to acquire any power of condemnation or eminent domain with respect to any part of the Property, or to enjoin or similarly prevent or restrict the intended use of the Property or the intended use of the Improvements in any manner.

         4.17 Environmental Matters. To the best of Borrower's knowledge, neither the Improvements, the Property, nor the Borrower is in violation of or subject to any existing, pending, or threatened investigation or inquiry by any governmental authority or any response costs or remedial obligations under any Applicable Environmental Law, and this representation and warranty would continue to be true and correct following disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances, if any, pertaining to the Improvements, the Property, or the Borrower. Borrower has not obtained and is not required to obtain, any permits, licenses or similar authorizations to construct, occupy, operate or use any Improvements by reason of any Applicable Environmental Law (except such permits, licenses and authorizations which have been obtained). To the best of Borrower's knowledge, no petroleum products, oil, or hazardous substances or solid wastes have been disposed of or otherwise released on or are otherwise located on the Property. The use of the Property as previously operated and hereafter intended to be operated by the Borrower will not result in the location on or disposal or other release of any petroleum products, oil, or hazardous substances or solid wastes on or to the Property, other than medical wastes and biohazardous materials generated in the ordinary course of business as an acute care hospital, which will be disposed of in accordance with Applicable Environmental Laws. Borrower agrees to permit Lender to have access to the Improvements and the Property at all reasonable times in order to conduct any investigation and testing which Lender deems necessary to ensure that Borrower, the Improvements, and the Property are in compliance with all Applicable Environmental Laws, and Borrower agrees to promptly reimburse Lender for all costs incurred in such investigation and testing. Borrower and Guarantor have entered into the Indemnity Agreement, the terms and conditions of which are incorporated herein by this reference.

         4.18 Solvency. Borrower represents and warrants that it is solvent within the meaning of 11 U.S.C. ss. 548 and GAAP, and the borrowing of the Loan will not render the Borrower insolvent within the meaning of 11 U.S.C. ss. 548 and GAAP.

                                    ARTICLE V
                      AFFIRMATIVE COVENANTS OF THE BORROWER

         Borrower agrees with and covenant unto the Lender that until the Loan Obligations have been paid in full, the Borrower shall:

         5.1 Payment of Loan/Performance of Loan Obligations. Duly and punctually pay or cause to be paid the principal and interest of the Note in accordance with its terms and duly and punctually pay and perform or cause to be paid or performed all Loan Obligations hereunder and under the other Loan Documents.

         5.2 Construct Improvements. Cause the Improvements to be constructed on the Property substantially in accordance with the Plans and Specifications and in compliance with all applicable regulations including zoning and setback requirements, and so as not to encroach upon or overhang into any easement or right-of-way; to cause such construction to proceed continuously; and to complete construction of the Improvements by the Scheduled Completion Date, time being of the essence; to furnish to Lender a foundation survey upon completion of all foundations, and an as-built survey upon completion of the Improvements, each in form satisfactory to Lender showing the extent of construction of the Improvements without violation of set back lines, zoning requirements or restrictive covenants and showing no encroachments or other conditions which could adversely affect the value and utility of the Property or Improvements, except for any plats, repeats, or easements necessary for the development of the Property and approved by the Lender.

         5.3 Use of Proceeds. Use the Advances solely and exclusively for the purposes set forth on the Cost Budget and pay such fees, closing costs, and other nonconstruction expenses relating to the Loan, the construction of the Improvements, or the discharge of Borrower's obligations under this Loan as Lender has approved or may from time to time approve.

         5.4 Liens and Encumbrances. Keep the Property and Improvements and all other assets of Borrower free from all liens and encumbrances except for those contemplated by this Agreement or as set forth in the Deed of Trust as a Permitted Encumbrance or equipment leases or security interests to the extent permitted herein, to pay promptly all persons or entities supplying work or materials for the construction of the Improvements (provided, however, that Borrower shall have the opportunity to contest any such payment as long as adequate assurances are made to Lender with respect to any possible lien that may arise against the Property); to discharge or make other arrangements acceptable to Lender with respect to (including, without limitation, bonding off or insuring over any such lien), any mechanic's or other lien filed against the Property or the Borrower, within thirty (30) days of the date Borrower receives notice of such lien.

         5.5 Maintenance of Existence. To maintain its limited liability company existence, and, in each jurisdiction in which the character of the property owned by it or in which the transaction of its business makes qualification necessary, maintain qualification and good standing.

         5.6 Accrual and Payment of Taxes. During each fiscal year, to accrue all current tax liabilities of all kinds (including, without limitation, federal and state income taxes, franchise taxes, payroll taxes, and so-called provider specific taxes (to the extent necessary to participate in and receive maximum funding pursuant to Reimbursement Contracts)), all required withholding of income taxes of employees, all required old age and unemployment contributions, and all required payments to employee benefit plans, and pay the same when they become due.

         5.7 Insurance. At all times while Borrower is indebted to Lender, to maintain the following insurance (Lender acknowledges that during construction, the builder's risk and liability insurance may be provided by the General Contractor):

                  (a) Liability insurance (which shall include professional liability insurance) in an amount equal to at least $1,000,000 per occurrence, with a $4,000,000 umbrella policy. The general liability insurance shall name the Lender as an additional insured;

                  (b) During construction of the Improvements, builders risk insurance in an amount not less than the replacement cost thereof, and following completion of construction, "all-risk" broad form coverage on the Improvements in an amount not less than the replacement cost thereof, with endorsements insuring against such potential causes of loss as shall be required by Lender, including, but not limited to, loss or damage from (i) earthquake and subsidence (if required by Lender), and (ii) flood, unless evidence satisfactory to Lender is provided that all of the Property is located in an area which is designated as not being in a flood hazard area;

                  (c) After completion of construction, business income insurance in an amount equal to at least twelve (12) months anticipated gross revenues less those expenses that are not typically incurred during a period of business interruption; and

                  (d) Workers' compensation insurance as required by the laws of the state in which the Property is located.

         Each of the policies described in 5.7(b) and 5.7(c) shall name Lender as mortgagee and loss payee under a standard non-contributory mortgagee and lender loss payable clause, and shall provide that Lender shall receive not less than thirty (30) days written notice prior to cancellation. The proceeds of either of the policies described in 5.7(b) and 5.7(c) shall be payable by check payable to Lender or jointly payable to Borrower and to Lender, and shall be delivered to Lender, and such proceeds (after deducting Lender's costs and expenses of obtaining such proceeds) shall be applied by Lender, at Lender's sole option (but subject to the provisions hereinafter set forth), either (i) to the full or partial payment or prepayment of the Loan Obligations (without premium), or (ii) to the repair and/or restoration of the Improvements damaged or taken, or Lender may release the net proceeds to the Borrower.

         Notwithstanding the foregoing, Lender agrees that Lender shall make the net proceeds of insurance (after payment of Lender's costs and expenses) available to Borrower for Borrower's repair, restoration and replacement of the Improvements on the following terms and subject to Borrower's satisfaction of the following conditions:

                  (a) At the time of such loss or damage and at all times thereafter while Lender is holding any portion of such proceeds, there shall exist no Default or Event of Default;

                  (b) The Improvements for which loss or damage has resulted shall be capable of being restored to their pre-existing condition and utility in all material respects with a value equal to or greater than prior to such loss or damage and shall be capable of being completed prior to the Maturity Date (as defined in the Note);

                  (c) Within thirty (30) days from the date of such loss or damage Borrower shall have given Lender a written notice electing to have the proceeds applied for such purpose;

                  (d) Within sixty (60) days following the date of notice under the preceding subparagraph (c) and prior to any proceeds being disbursed to Borrower, Borrower shall have provided to Lender all of the following:

                          (i) complete plans and specifications for restoration,
                  repair and replacement of the Improvements damaged to the condition, utility and value required by (b) above,

                          (ii) if loss or damage exceeds $50,000, then
                  fixed-price or guaranteed maximum cost bonded construction contracts for completion of the repair and restoration work in accordance with such plans and specifications,

                          (iii) builder's risk insurance for the full cost of
                  construction with Lender named under a standard mortgagee loss-payable clause,

                          (iv) such additional funds as in Lender's opinion are
                  necessary to complete the repair, restoration and replacement, and

                          (v) copies of all permits and licenses necessary to
                  complete the work in accordance with the plans and specifications;

                  (e) Lender may, at Borrower's expense, retain an independent inspector to review and approve plans and specifications and completed construction and to approve all requests for disbursement, which approvals shall be conditions precedent to release of proceeds as work progresses;

                  (f) No portion of such proceeds shall be made available by Lender for architectural reviews or for any other purposes which are not directly attributable to the cost of repairing, restoring or replacing the Improvements for which a loss or damage has occurred unless the same are covered by such insurance;

                  (g) Borrower shall commence such work within one hundred twenty (120) days of such loss or damage and shall diligently pursue such work to completion;

                  (h) Each disbursement by Lender of such proceeds and deposits shall be funded subject to conditions and in accordance with disbursement procedures which a commercial construction lender would typically establish in the exercise of sound banking practices and shall be made only upon receipt of disbursement requests on an AIA G702/703 form (or similar form approved by Lender) signed and certified by the Borrower and its architect and the General Contractor with appropriate invoices and lien waivers as required by Lender;

                  (i) Lender shall have a first lien and security interest in all building materials and completed repair and restoration work and in all fixtures and equipment acquired with such proceeds, and Borrower shall execute and deliver such mortgages, deeds of trust, security agreements, financing statements and other instruments as Lender shall request to create, evidence, or perfect such lien and security interest; and

                  (j) In the event and to the extent such proceeds are not required or used for the repair, restoration and replacement of the Improvements, for which a loss or damage has occurred, or in the event Borrower fails to timely make such election or having made such election fails to timely comply with the terms and conditions set forth herein, Lender shall be entitled without notice to or consent from Borrower to apply such proceeds, or the balance thereof, at Lender's option either (i) to the full or partial payment or prepayment of the Loan Obligations in the manner aforesaid, or (ii) to the repair, restoration and/or replacement of all or any part of such Improvements for which a loss or damage has occurred, or Lender may release the balance of such net proceeds to the Borrower.

         Borrower appoints Lender as Borrower's attorney-in-fact to cause the issuance of or an endorsement of any policy to bring Borrower into compliance herewith and, as limited above, at Lender's sole option, to make any claim for, receive payment for, and execute and endorse any documents, checks or other instruments in payment for loss, theft, or damage covered under any such insurance policy; however, in no event will Lender be liable for failure to collect any amounts payable under any insurance policy.

         5.8 Financial and Other Information. Provide Lender with the following financial statements and information on a continuing basis:

                  (a) Within one hundred and twenty (120) days after the end of the applicable fiscal year for such entity, financial statements of the Borrower, which shall be audited by accounting firms or independent certified public accounting firms acceptable to the Lender (and Lender agrees that if such statements are prepared by any of the "Big Six" accounting firms, such firm shall be accepted), which statements shall include a balance sheet and a statement of income and expenses for the year then ended, and a copy of the 10-K Report of the Guarantor filed with the United States Securities and Exchange Commission.

                  (b) Following completion of construction, within fifty (50) days after the end of each calendar quarter, unaudited financial statements of the Borrower indicating the results of operations of the Improvements, prepared in accordance with GAAP, which such statements shall include a balance sheet and statement of income and expenses for the quarter, together with such utilization and statistical data which are standard and customary in the hospital industry as may be reasonably required by Lender, and shall be certified to be true and correct by Borrower's executive director or chief financial officer, and copies of the 10-Q Report of the Guarantor filed with the United States Securities and Exchange Commission.

                  (c) Upon completion of construction, if requested by Lender within twenty (20) days of filing or receipt, all Medicaid and Medicare cost reports and any amendments thereto filed with respect to the Improvements, and all responses, audit reports, or inquiries with respect to such cost reports.

                  (d) Upon completion of construction, within twenty (20) days of receipt, copies of all licensure, certification and accreditation survey reports and statements of deficiencies (with plans of correction attached thereto).

                  (e) Within three (3) days of receipt, any and all notices (regardless of form) from any and all licensing and/or certifying and/or accreditation agencies that the Improvement's license and/or accreditation and/or Medicare and/or Medicaid certification is being downgraded to a substandard category, revoked, or suspended, or that action is pending or being considered to downgrade to a substandard category, revoke, or suspend the Improvement's license, accreditation, or certification.

         The Lender reserves the right to require such other financial information (including tax returns, detailed cash flow information and contingent liability information) of Borrower, Guarantor and any affiliate of any of the foregoing, all at such times as Lender shall reasonably deem necessary, and Borrower agrees promptly to provide such information to Lender. All financial statements must be in the form and detail as the Lender shall from time to time request.

         5.9 Financial Covenants. Commencing with the sixth (6th) fiscal quarter following the date that the Improvements have been completed in accordance with the Plans and Specifications and have begun admission of patients, and for each quarter thereafter during the Loan Term, maintain (a) a Cash Flow Coverage of not less than 1.50, and (b) a Current Ratio (as defined according to GAAP, provided, however, that subordinated intercompany loans will be excluded from the computation of Current Ratio) of not less than 1.75, and to provide evidence of the achievement thereof in the form of the Compliance Certificate described in Section 5.10 hereof.

         5.10 Compliance Certificate. At the time of furnishing the quarterly financial statements required under Section 5.8, furnish to Lender a compliance certificate in the form attached hereto as Exhibit E with all information completed and certified by the Borrower as true and correct.

         5.11 Books and Records. Upon three (3) days notice from Lender, permit Persons designated by Lender to inspect the Property and Improvements and books and records of the Borrower and the Improvements to discuss the affairs of the Borrower and the Improvements with any officer or employee of Borrower, as designated by Lender, all at such times as Lender shall request.

         5.12 Payment of Indebtedness. Duly and punctually pay or cause to be paid all other Indebtedness now owing or hereafter incurred by the Borrower in accordance with the terms of such Indebtedness, except such Indebtedness owing to those other than Lender which is being contested in good faith and with respect to which any execution against properties of the Borrower has been effectively stayed and for which reserves adequate for payment have been established.

         5.13 Notice of Loss. Immediately notify the Lender of any event causing a loss or depreciation in value of Borrower's assets (other than writeoffs of accounts receivable in the ordinary course of business) in excess of $100,000.00 and the amount of such loss, amortization, or depreciation, except Borrower shall not be required to notify Lender of depreciation or amortization.

         5.14 Conduct of Business. Following completion of construction, Borrower shall:

                          (i) maintain the standard of care for the patients or residents of the Improvements at all times at a level necessary to insure quality care for the patients or residents of the Improvements;

                          (ii) operate the Improvements in a prudent manner in compliance with applicable laws and regulations relating thereto and cause all licenses, permits, certificates of need, certifications, accreditations, reimbursement contracts, and any other agreements necessary for the use and operation of the Improvements or as may be necessary for participation in the Medicaid, Medicare, or other applicable reimbursement programs to remain in effect without reduction in the number of licensed beds or beds authorized for use in Medicaid or other applicable reimbursement programs;

                          (iii) maintain sufficient inventory and equipment of types and quantities at the Improvements to enable Borrower adequately to perform operation of the Improvements;

                          (iv) keep all Improvements located on or used or useful in connection with the Improvements in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needed and proper repairs, renewals, replacements, additions, and improvements thereto to keep the same in good operating condition; and

                          (v) to maintain sufficient cash in the operating accounts of the Improvements in order to satisfy the working capital needs of the Improvements.

         5.15 Periodic Surveys. Following completion of construction, to furnish to Lender within ten (10) days of receipt a copy of any Medicare, Medicaid, licensing agency, accreditation agency, or reimbursement agency survey or report and any statement of deficiencies, and within the time period required by the particular agency for furnishing a plan of correction also furnish or cause to be furnished to Lender a copy of the plan of correction generated from such survey or report for the Improvements, and correct or cause to be corrected any deficiency, the curing of which is a condition of continued licensure or accreditation, or for full participation in Medicaid, Medicare or other reimbursement program pursuant to any reimbursement contracts for existing patients or residents or for new patients or residents to be admitted with Medicaid, Medicare or reimbursement contract coverage, by the date required for cure by such agency (plus extensions granted by such agency).

         5.16 Comply with Covenants and Laws. Comply in all material respects with all applicable covenants and restrictions of record and all laws, ordinances, rules and regulations and keep the Improvements and the Property in compliance (in all material respects) with all applicable laws, ordinances, rules and regulations, including, without limitation, the Americans with Disabilities Act and regulations thereunder, and laws, ordinances, rules and regulations relating to zoning, health, building codes, setback requirements, Medicaid, Medicare and Applicable Environmental Laws.

         5.17 Taxes and Other Charges. Pay all taxes, assessments, charges, claims for labor, supplies, rent, and other obligations which, if unpaid, might give rise to a Lien against property of Borrower, except Liens to the extent permitted by this Agreement.

         5.18 Certificate. Upon Lender's written request, furnish Lender with a certificate stating that Borrower has complied with and is in compliance with all terms, covenants and conditions of the Loan Documents to which Borrower is a party and that there exists no Default or Event of Default or, if such is not the case, that one or more specified events have occurred, and that the representations and warranties contained herein are true with the same effect as though made on the date of such certificate.

         5.19 Changes to Plans and Specifications. Not authorize or permit any material changes to the Plans and Specifications without the prior written consent of Lender, which consent will not be unreasonably withheld, and to the extent such approval is required by law or regulation, without the consent of all governmental bodies having jurisdiction. For purposes hereof, any change in the Plan and Specifications shall be deemed a material change if it results in a change in the scope of the Improvements or a net increase in the cost of the Improvements of more than $250,000 per change order, or an aggregate net increase of $500,000 or more. For any change order of $50,000 or more, Borrower agrees that it will provide Lender with evidence satisfactory to Lender as to the source of funding for such change order (which must be a source other than the Loan). Borrower agrees to provide to Lender copies of all fully executed change orders on AIA Form G-107.

         5.20 Compliance with Hospital Laws. Upon completion of construction (or sooner if possible under applicable laws), to obtain all necessary licenses, certifications, accreditations, or other required permits in order to operate the Improvements as an acute care hospital specializing in cardiology services and cardiovascular surgery at a licensed bed capacity of not less than 60 acute care beds and 6 rest care beds in accordance with applicable state and federal licensure, certification, and accreditation laws, rules, and regulations, including without limitation, accreditation by the Joint Commission on Accreditation of Hospital Organizations.

                                   ARTICLE VI
                               NEGATIVE COVENANTS

         Until the Loan Obligations have been paid in full, Borrower shall not:

         6.1 Assignment of Licenses and Permits. Assign or transfer, or permit the assignment or transfer of, any interest in any permits or reimbursement contracts (including rights to payment thereunder), or assign, transfer, or remove or permit any other person to assign, transfer, or remove any records pertaining to the Improvements, including, without limitation, patient records, medical and clinical records (except for removal of such patient records as directed by the patients or residents owning such records), without Lender's prior written consent, which consent may be granted or refused in Lender's sole discretion.

         6.2 No Liens; Exceptions. Create, incur, assume or suffer to exist any Lien upon or with respect to any of its rights, income or other assets, whether now owned or hereafter acquired, other than the following Permitted Liens:

                  (a)      Liens at any time existing in favor of the Lender;

                  (b)      Liens which are listed in Exhibit F attached hereto;

                  (c) Inchoate Liens arising by operation of law for the purchase of labor, services, materials, equipment or supplies, provided payment shall not be delinquent and, if such Lien is a lien upon any of the Property or Improvements, which Lien is fully subordinate to the Deed of Trust, and is disclosed to Lender and bonded off and removed from the Property and Improvements in a manner satisfactory to Lender;

                  (d) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of statutory obligations (provided Borrower complies with all obligations with respect to such insurance, benefits and statutory obligations);

                  (e) Liens for current year's taxes, assessments or governmental charges or levies provided payment thereof shall not be delinquent;

                  (f) "Permitted Encumbrances" upon the Property, as defined in the Deed of Trust; or

                  (g)  Liens to the extent permitted under Section 5.4 hereof.

         6.3 Merger, Consolidation, Etc. Except as permitted in Section 6.9 and 7.1(g) hereof, enter into any merger, consolidation or similar transaction, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions), all or substantially all of its assets (whether now or hereafter acquired), without the prior written consent of the Lender, which may be granted or refused by Lender in Lender's sole discretion; provided, however, that Lender's consent shall not be required for "small shop" leases of 5,000 square feet or less, and provided further that is agreed and acknowledged that Borrower intends to lease space in the Improvements to CCT, L.L.C., a North Carolina limited liability company, who will operate at least three (3) cath labs in its demised premises (the "CCT Lease"). The terms and conditions of the CCT Lease are subject to Lender's prior written approval, such approval not to be unreasonably withheld. CCT will be required to execute a subordination agreement in form and content acceptable to the Lender and will be required to provide Lender with nondisturbance agreements (or other assurances reasonably acceptable to Lender) from any party providing equipment financing or equipment leasing to CCT, L.L.C., whereby Lender (or its nominee) will be allowed, in its sole discretion, to assume CCT, L.L.C.'s position under such equipment financing or equipment lease upon the occurrence of any Event of Default under the Loan and termination of the CCT Lease.

         6.4 Disposition of a Material Portion of Its Assets. Sell, lease (except as expressly permitted in Section 6.3 above) , transfer or otherwise dispose of any material portion of its assets, unless any such disposition is of property other than the Collateral and is in the ordinary course of business for a full and fair consideration, which in no event shall include a transfer for full or partial satisfaction of a preexisting debt.

         6.5 Change in Business. Make any material change in the nature of its business or the intended business of the Improvements as described herein.

         6.6 Changes in Accounting. Change its methods of accounting, unless such change is permitted by GAAP, and provided such change does not have the effect of curing or preventing what would otherwise be an Event of Default or Default had such change not taken place.

         6.7 ERISA Funding and Termination. Permit (a) the funding requirements of ERISA with respect to any employee plan to be less than the minimum required by ERISA at any time, or (b) any employee plan to be subject to involuntary termination proceedings at any time.

         6.8 Transactions with Affiliates. Except for permitted subordinated intercompany loans which Lender has consented to, enter into any transaction with any Person affiliated with the Borrower other than in the ordinary course of their business and on fair and reasonable terms no less favorable to the Borrower than those it would obtain in a comparable arms-length transaction with a Person not an affiliate.

         6.9 Prohibited Transfers. Permit the transfer of the membership interest of Southern Arizona Heart, Inc. in the Borrower unless the written consent of the Lender is first obtained, which consent may be granted or refused by the Lender in its sole discretion (provided, however, that in the event Lender refuses to consent to such transfer, Borrower shall be allowed to prepay the Loan without premium), or, subject to the one-time right of assignment set forth in Section 8.13 hereof, sell, transfer, or otherwise convey the Property.

         6.10 Change of Use. Alter or change the use of the Improvements from that as described herein or enter into any management agreement or lease for the Improvements other than the leases described in Section 6.3 hereof, unless Borrower first notifies Lender and provides Lender a copy of the proposed management agreement or lease, obtains Lender's written consent thereto and obtains and provides Lender with a subordination agreement in form satisfactory to Lender from such manager or lessee subordinating to all rights of Lender.

         6.11 Place of Business. Change its chief executive office or its principal place of business without first giving Lender at least thirty (30) days prior written notice thereof and promptly providing Lender such information as Lender may request in connection therewith.

         6.12 Dividends, Distributions and Redemptions. Declare or pay any dividends or distributions to any of its members or permit the making of any intercompany loans or advances to any affiliate of the Borrower or any shareholder or employee of the Borrower, if (i) the payment such dividend or distribution or the making of such loan or advances is to be made at a time when a Default or Event of Default exists or is outstanding hereunder, or (ii) the payment of such dividend or distribution or the making of such loan or advance would result in the occurrence of a Default or Event of Default hereunder; at no time shall the Borrower purchase, redeem, retire, or otherwise acquire for value any of its membership interests now or hereafter outstanding; provided, however, that Lender agrees that Borrower may redeem up to ten percent (10%) of its membership interest without Lender's prior written consent, but Lender must receive notice of such redemption.

                                   ARTICLE VII
                         EVENTS OF DEFAULT AND REMEDIES

         7.1 Events of Default. The occurrence of any one or more of the following shall constitute an "Event of Default" hereunder:

                  (a) The failure by Borrower to pay any installment of principal, interest, or other charges required under the Note within five (5) Business Days of the date the same becomes due; or

                  (b) The Borrower's violation of any covenant set forth in Sections 6.1, 6.2, 6.3, 6.4, 6.5, 6.7, 6.9, 6.10, or 6.12; or

                  (c) The failure of Borrower properly and timely to perform or observe any covenant or condition set forth in this Agreement (other than those specified in (a) and (b) of this Section) or any other Loan Documents which is not cured within any applicable cure period as set forth herein or, if no cure period is specified therefor, is not cured within thirty (30) days of Lender's written notice to Borrower of such Default; or

                  (d) The filing by the Borrower or the Guarantor of a voluntary petition in bankruptcy or the adjudication of any of the aforesaid Persons as a bankrupt or insolvent, or the filing by any of the aforesaid Persons of any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law or regulation relating to
                                       22
bankruptcy, insolvency or other relief for debtors, or if any of the aforesaid Persons should seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator for itself or of all or any substantial part its property or of any or all of the rents, revenues, issues, earnings, profits or income thereof, or the making of any general assignment for the benefit of creditors or the admission in writing by any of the aforesaid Persons of its inability to pay its debts generally as they become due; or

                  (e) The entry by a court of competent jurisdiction of an order, judgment, or decree approving a petition filed against the Borrower or the Guarantor, which such petition seeks any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency, or other relief for debtors, which order, judgment or decree remains unvacated and unstayed for an aggregate of sixty (60) days (whether or not consecutive) from the date of entry thereof, or the appointment of any trustee, receiver or liquidator of any of the aforesaid Persons or of all or any substantial part of its properties or of any or all of the rents, revenues, issues, earnings, profits or income thereof which appointment shall remain unvacated and unstayed for an aggregate of sixty (60) days (whether or not consecutive); or

                  (f) Either (i) the sale or other transfer of the membership interests of Southern Arizona Heart, Inc. in the Borrower, unless the written consent of the Lender is first obtained, which consent may be granted or refused by the Lender in its sole discretion, or (ii) the sale or other transfer of any stock ownership interests of the Guarantor such that there is a "material change" in the ownership interest of the Guarantor which is unacceptable to the Lender in Lender's reasonable discretion; notwithstanding the foregoing, Lender agrees that if either of the events described in this Subsection (f) occurs, Lender will give the Borrower and Guarantor written notice that such event has occurred, and the Borrower shall have a period of one hundred and eighty (180) days from the date of such notice in which to pay the Loan Obligations in full to the Lender, and Lender further agrees that no Default Rate interest or prepayment premium will be due and payable with respect thereto; an "Event of Default" will not be deemed to exist unless and until the Borrower fails to pay the Loan Obligations in full within the time deadlines so demanded by Lender; for purposes of this subsection (f), a "material change" in the ownership interests of the Guarantor shall be deemed to exist if 50% or more of the stock ownership interests of the Guarantor are so conveyed.

                  (g) Any certificate, statement, representation, warranty or audit heretofore or hereafter furnished by or on behalf of the Borrower or Guarantor pursuant to or in connection with this Agreement or otherwise (including, without limitation, representations and warranties contained herein or in any Loan Documents) or as an inducement to Lender to extend any credit to or to enter into this or any other agreement with Borrower or Guarantor in connection with this Loan or other loans now existing or hereafter created, proves to have been false in any material respect at the time when the facts therein set forth were stated or certified, or proves to have omitted any substantial contingent or unliquidated liability or claim against Borrower or Guarantor, or on the date of execution of this Agreement there shall have been any materially adverse change in any of the facts previously disclosed by any such certificate, statement, representation, warranty or audit, which change shall not have been disclosed to Lender in writing at or prior to the time of such execution; or

                  (h) Following completion of construction, the Improvements or the Borrower should be assessed fines or penalties in excess of $50,000 for any single occurrence or $100,000 in the aggregate for any calendar year by any state or any Medicare, Medicaid, health, reimbursement, licensing, or accreditation agency having jurisdiction over Borrower or the Improvements, unless such fine or penalty is being contested by the Borrower in accordance with applicable laws and the Borrower is ultimately successful in such contest; or

                  (i) A final judgment shall be rendered by a court of law or equity against Borrower in excess of $100,000 or against the Guarantor in excess of $1,000,000 and the same shall remain undischarged for a period of thirty (30) days, unless such judgment is either (i) fully covered by collectible insurance and such insurer has within such period acknowledged such coverage in writing, or (ii) although not fully covered by insurance, enforcement of such judgment has been effectively stayed, such judgment is being contested or appealed by appropriate proceedings and Borrower or the Guarantor, as the case may be, has established reserves adequate for payment in the event Borrower or Guarantor is ultimately unsuccessful in such contest or appeal and evidence thereof is provided to Lender; or

                  (j) A decrease of twenty percent (20%) or more in the Guarantor's net worth during any fiscal quarter; provided, however, that Lender agrees that it will forbear from declaring an Event of Default hereunder upon the occurrence of such decline in the Guarantor's net worth if Guarantor shall deposit with Lender, within five (5) Business Days of Lender's written demand therefor, cash or an unconditional, irrevocable letter of credit in favor of Lender which must be in form and content and from an issuer acceptable to Lender, which such cash or letter of credit shall be equal to the principal amount of the Loan then guaranteed by the Guarantor and shall be held by the Lender as additional Collateral for the Loan Obligations until the Loan is paid in full; or

                  (k) Following completion of construction, the failure of Borrower to correct, or cause to be corrected, within the time deadlines set by any applicable Medicare, Medicaid or licensing agency, or any accreditation agency, including any extension thereof granted under any appeals proceeding or through court action, that results in either of the following actions by such agency with respect to the Improvements:

                          (i) a termination of Borrower's Medicare or Medicaid contract, or a termination (summary or otherwise) of the license for the Improvements, or a termination (summary or otherwise) of the accreditation for the Improvements, irrespective of whether or not Borrower has appealed from any such termination action, which is not corrected within twenty (20) days of Lender's written notice to Borrower of such Default; or

                          (ii) a ban on new admissions generally or on admission of patients otherwise qualifying for Medicaid or Medicare coverage, irrespective of whether or not Borrower has appealed from any such action, which is not corrected within twenty (20) days of Lender's written notice to Borrower of such Default.

                  (l) Failure or refusal by the Title Company, by reason of any matter affecting title to the Property or Improvements, to insure any Advance as giving rise to a valid first lien, subject only to those exceptions previously approved by the Lender.

                  (m) Failure by Borrower to complete the construction of the Improvements and obtain a certificate of occupancy or other final governmental approval of the Improvements for their intended use on or before the Scheduled Completion Date, or the cessation of work on the construction of the Improvements for any period of twenty (20) consecutive days (the "Twenty Day Period"); provided, however, that any delays in construction caused by acts of God, acts of war, casualties or other events or circumstances beyond Borrower's control shall extend the Scheduled Completion Date and the Twenty Day Period pro tanto.

         Notwithstanding anything in this Section, all requirements of notice shall be deemed eliminated if Lender is prevented from giving such notice by bankruptcy or other applicable law. The cure period, if any, shall then run from the occurrence of the event or condition of Default rather than from the date of notice.

         7.2 Remedies. Upon the occurrence of any one or more of the foregoing Events of Default, Lender shall have the absolute right to refuse to disburse any funds hereunder and at its option and election and in its sole discretion to exercise alternatively or cumulatively any or all of the following remedies:

                  (a) To cancel Lender's obligations pursuant to this Agreement by written notice to Borrower. Upon the occurrence of an Event of Default described in Subsections 7.1 (d) and (e), Lender's obligations pursuant to this Loan Agreement shall be terminated immediately and automatically.

                  (b) To institute appropriate proceedings to specifically enforce performance of the terms and conditions of this Agreement.

                  (c) If foreclosure proceedings have been instituted and a receiver has been appointed, to take immediate possession of the Property and Improvements as well as all other property to which title is held by Borrower as is necessary fully to complete all on-site and off-site Improvements and complete the construction and equipping of the Improvements and do anything in its sole judgment to fulfill the obligations of Borrower hereunder, including availing itself of and procuring performance of existing contracts, amending the same, or entering into new contracts with the same contractors or others and employment of watchmen to protect the Property and Improvements from injury. Without restricting the generality of the foregoing and for the purposes aforesaid, Borrower hereby appoints and constitutes Lender its lawful attorney-in-fact with full power of substitution in the premises to complete construction and equip the Improvements, to use unadvanced Loan funds or funds which Borrower may have deposited with Lender pursuant to this Loan Agreement, or to advance funds in excess of the Loan pursuant to this Loan Agreement, or to advance funds in excess of the Loan amount (and Borrower agrees to reimburse Lender for any expenses of such completion which exceed undisbursed Loan funds) to complete the Improvements; to pay all taxes and assessments on the Property or Improvements not paid by Borrower when due and to add the amounts of any such payments to the amount of indebtedness secured by the Deed of Trust; to make necessary changes in the Plans and Specifications which shall be necessary or desirable to complete the Improvements in substantially the manner contemplated by the Plans and Specifications; to retain or employ new general contractors, subcontractors, architects, engineers and inspectors as shall be required for said purposes; to pay, settle, or compromise all bills and claims, which may be incurred in connection with constructing and equipping the Improvements; to purchase any fixtures, equipment, machinery, furniture or any other personal property as may be necessary or desirable for the completion of the construction and equipping of the Improvements or for the clearance of title; to execute all applications and certificates in the name of Borrower which may be required;

to prosecute and defend all actions or proceedings in connection with the Property or Improvements, fixtures, equipment, machinery, furniture or any other personal property; and to do any act which Borrower might do in its own behalf relating to the Property or Improvements, it being understood and agreed that this power of attorney shall be a power coupled with an interest and cannot be revoked.

                  (d) To appoint or seek appointment of a receiver, without notice and without regard to the solvency of Borrower or the adequacy of the security, for the purpose of preserving the Property and Improvements, preventing waste, and to protect all rights accruing to Lender by virtue of this Agreement and the Deed of Trust, and expressly to make any and all further Improvements, whether on-site or off-site, as Lender may determine to be necessary to complete the development and construction of the Improvements. All expenses incurred in connection with the appointment of such receiver, or in protecting, preserving, or improving the Property, shall be charged against Borrower and shall be secured by the Deed of Trust and enforced as a lien against the Property and Improvements.

                  (e) To accelerate maturity of the Note and any other indebtedness of Borrower to Lender arising under this Agreement, the Deed of Trust or any other Loan Documents, and demand payment of the principal sum due thereunder, with interest, advances, costs, and attorneys' fees, and enforce collection of such payment by foreclosure of the Deed of Trust or the enforcement of any other Collateral, or other appropriate action.

                  (f) To exercise any and all rights and remedies afforded by the laws of the United States, the state in which the Property or other Collateral is located or any other appropriate jurisdiction as may be available for the collection of debts and enforcement of covenants and conditions such as those contained in this Agreement and the Loan Documents.

                  (g) To exercise the rights and remedies of setoff and/or banker's lien against the interest of the Borrower in and to every account and other property of the Borrower which is in the possession of the Lender or any person who then owns a participating interest in the Loan, to the extent of the full amount of the Loan.

                  (h) To exercise its rights and remedies pursuant to any other Loan Documents.

         All rights and remedies of Lender under the terms of this Agreement, the Note, any of the other Loan Documents, and any applicable statutes or rules of law shall be cumulative and may be exercised successively or concurrently.

                                  ARTICLE VIII
                                  MISCELLANEOUS

         8.1 One-Time Right of Assignment. Provided that no Default or Event of Default then exists hereunder or under any of the Loan Documents, the Lender agrees that the Borrower shall have a ONE TIME right to assign the Loan, with the Lender's prior written consent, which consent may be given or withheld in Lender's sole and absolute discretion, upon payment of an assumption fee equal to one-half of one percent (1/2%) of the outstanding principal balance of the Loan, and payment by the Borrower of all fees, costs, and other expenses incurred by Lender (including, without limitation, fees and expenses of Lender's counsel), in connection with such assignment; provided that, in addition to the foregoing, each of the following conditions must be satisfied:

                          (i) The proposed transferee of the Loan (the
         "Transferee") shall be subject to the Lender's review and approval in the Lender's sole and absolute discretion. Borrower agrees and acknowledges that the Lender has been induced to made the Loan based on, among other things, the Borrower's and Guarantor's creditworthiness, financial strength, and ability to operate the Improvements as intended. Accordingly, it shall be within Lender's sole and absolute discretion to approve or disapprove any proposed Transferee, and Borrower hereby waives, releases, and forever relinquishes any claim or cause of action against Lender in the event Lender disapproves any proposed Transferee.

                          (ii) Lender must approve, in its sole and absolute discretion, any management company or lessee of the Improvements, and must be provided with such financial information of any such proposed manager or lessee as Lender shall reasonably require. Any management agreement must be in form and content acceptable to the Lender, and any such manager will be required to subordinate the management agreement and all management fees owing thereunder to the Loan. Any lease agreement must be in form and content acceptable to the Lender, and any such lessee will be required to enter into a subordination and attornment agreement acceptable to the Lender.

                          (iii) Lender reserves the right, in its sole and absolute discretion, to require a replacement guarantor or substitute collateral as a condition precedent to its approval of any Transferee and release of the Guaranty.

                          (iv) The Transferee shall assume and agree to pay and perform the obligations of the Borrower under its Loan Documents, and the Borrower and the Transferee shall execute and deliver such documents as Lender or its counsel may require to effectuate such assignment and assumption.

         It is expressed agreed and understood that this is a one-time right only, must be exercised in good faith by the Borrower and may not be exercised by the Transferee as to any proposed sale by the Transferee. In the event Lender refuses to consent to the proposed Transferee as provided in this Section 8.1, Borrower will have a period of one hundred and eighty (180) days from such refusal in which to pay the Loan Obligations in full to Lender, and Lender agrees that no Default Rate interest or prepayment premium will be due and payable with respect thereto.

         8.2 Unfunded Loan Proceeds. In the event that there are any Loan funds which have not been Advanced by the Lender by either the earlier of the Scheduled Completion Date, or November 1, 1997, then, in such event and at Borrower's sole option, either:

                  (a) such unfunded Loan funds shall be Advanced into an interest bearing escrow account with a depository institution acceptable to the Lender in Lender's sole discretion, with Advances to continue to be made from said escrow account in accordance with the provisions set forth herein; however, such funds shall be deemed fully advanced to the Borrower. Lender shall be granted a security interest in such account and all funds on deposit in the account as security for the Loan Obligations; or

                  (b) Borrower shall advise Lender that it does not wish to draw any additional Loan funds, in which case the outstanding principal balance under the Loan shall "term out" and be payable as set forth in the Note, but in such event, the Borrower must pay to Lender a fee in the amount of one percent (1%) of the unfunded Loan proceeds which Borrower will not be drawing, which such fee will be due and payable within ten (10) days of the date such notice is given to Lender.

         In the event Borrower fails to notify Lender of its election of option
(a) or (b) as described above, option (a) shall control and Lender is hereby authorized to so advance such funds.

         8.3 Commitment to Loan Additional Funds. Lender agrees that it will, at Borrower's request, increase the Loan amount to an aggregate of up to Twenty Million Dollars ($20,000,000) at such time as each of the following conditions have been satisfied:

                  (a) No Event of Default shall have occurred pursuant to this Agreement or pursuant to any other loan which Lender may have extended to the Borrower or any affiliate of the Borrower; and

                  (b) The Project shall have been completed substantially in accordance with the Plans and Specifications and shall have been fully licensed, certified, and accredited as contemplated herein;

                  (c) The Borrower shall have provided to Lender evidence in form and content acceptable to Lender confirming that the Cash Flow Coverage for the preceding six (6) consecutive months has exceeded 1.0; and

                  (d) No material adverse change shall have occurred in the financial condition or prospects of the Borrower, the Project, or the Guarantor, and Lender shall have determined (in its sole and absolute discretion) that the underwriting for such additional loan does not materially deviate from its underwriting of the Loan as of the date hereof and Lender shall have received approval of such increased Loan by its board of directors; and

                  (e) Borrower shall have executed and delivered to Lender necessary modifications to the Loan Documents (to be prepared by Lender's counsel) evidencing such increased loan (including, without limitation, an amendment to the Guaranty increasing the amount guaranteed by the Guarantor by such increased loan amount or, if the amount guaranteed by the Guarantor has been "reduced," then increasing the amount guaranteed by the Guarantor proportionately), all of which shall be in form and content acceptable to Lender; and

                  (f) Lender shall have received an endorsement to its title insurance policy, insuring such additional loan, updating the effective date of said title insurance policy, and containing no new lien or encumbrance except as previously approved or as are otherwise acceptable to Lender in Lender's reasonable determination.

         8.4 Waiver. No remedy conferred upon, or reserved to, the Lender in this Agreement or any of the other Loan Documents is intended to be exclusive of any other remedy or remedies, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing in law or in equity. Exercise or omission to exercise any right of the Lender shall not affect any subsequent right of Lender to exercise the same. No course of dealing between Borrower and Lender or any delay on the Lender's part in exercising any rights shall operate as a waiver of any of the Lender's rights. No waiver of any Default under this Agreement or any of the other Loan Documents shall extend to or shall affect any subsequent or other then existing Default or shall impair any rights, remedies or powers of Lender.

         8.5 Costs and Expenses. Borrower will bear all taxes, fees and expenses (including reasonable fees and expenses of counsel for Lender) in connection with the Loan, the Note, the preparation of this Agreement and the other Loan Documents (including any amendments hereafter made), and in connection with any modifications thereto and the recording of any of the Loan Documents. Borrower shall pay for all fees of Lender's Inspecting Consultant, subject, however, to a "cap" of $750.00 per inspection. Lender agrees that, unless a Default or Event of Default has occurred hereunder, it will not require more than one (1) inspection for each draw for Hard Costs. If, at any time, an Event of Default occurs and or to collect the balance of the Loan Obligations or to take any action in or with respect to any suit or proceeding relating to this Agreement, any of the other Loan Documents, any Collateral for any of the Loan Obligations, the Borrower, or the Guarantor, or to protect, collect, or liquidate any of the Collateral for the Loan Obligations, or attempt to enforce any security interest or lien granted to the Lender by any of the Loan Documents, then in any such events, all of the reasonable attorney's fees arising from such services, including fees on appeal and in any bankruptcy proceedings, and any expenses, costs and charges relating thereto shall constitute additional obligations of Borrower to the Lender payable on demand of the Lender. As used herein, "reasonable attorneys fees" shall be deemed to mean standard hourly rates and fees actually incurred. Without limiting the foregoing, Borrower has undertaken the obligation for payment of, and shall pay, all recording and filing fees, revenue or documentary stamps or taxes, intangibles taxes, transfer taxes, recording taxes and other taxes, expenses and charges payable in connection with this Agreement, any of the Loan Documents, the Loan Obligations, or the filing of any financing statements or other instruments required to effectuate the purposes of this Agreement, and should Borrower fail to do so, Borrower agrees to reimburse Lender for the amounts paid by Lender, together with penalties or interest, if any, incurred by Lender as a result of underpayment or nonpayment. This Section shall survive repayment of the remaining Loan Obligations.

         8.6 Headings. The headings of the Sections of this Agreement are for convenience of reference only, are not to be considered a part hereof, and shall not limit or otherwise affect any of the terms hereof.

         8.7 Survival of Covenants. All covenants, agreements, representations and warranties made herein and in certificates or reports delivered pursuant hereto shall be deemed to have been material and relied on by Lender, notwithstanding any investigation made by or on behalf of Lender, and shall survive the execution and delivery to Lender of the Note and this Agreement.

         8.8 Notices, etc. Any notice or other communication required or permitted to be given by this Agreement or the other Loan Documents or by applicable law shall be in writing and shall be deemed received (a) on the date delivered, if sent by hand delivery (to the person or department if one is specified below), (b) three (3) days following the date deposited in U.S. mail, certified or registered, with return receipt requested, or (c) one (1) day following the date deposited with Federal Express or other national overnight carrier, and in each case addressed as follows:

         If to Borrower:

         MedCath of Tucson, L.L.C.
         762 Little Avenue
         Suite 106
         Charlotte, North Carolina 28226
         Attn: Mr. Stephen R. Puckett

         with a copy to:

         Hal Levinson, Esq.
         Moore & Van Allen, PLLC
         100 North Tryon Street
         47th Floor
         Charlotte, North Carolina 28202-4003

         If to Lender:

         Capstone Capital Corporation
         1000 Urban Center Parkway, Suite 630
         Birmingham, Alabama 35243
         Attn:  Mr. William C. Harlan

Failure to provide courtesy copies shall not render invalid any notice otherwise properly given. Either party may change its address to another single address by notice given as herein provided, except any change of address notice must be actually received in order to be effective.

         8.9 Benefits. All of the terms and provisions of this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns. No Person other than Borrower or Lender shall be entitled to rely upon this Agreement or be entitled to the benefits of this Agreement.

         8.10 No Agency Relationship. Lender is not the agent or representative of Borrower and this Agreement shall not make Lender liable to materialmen, contractors, craftsmen, laborers or others for goods delivered to or services performed by them upon the Property, or for debts or claims accruing to such parties against Borrower and there is no contractual relationship, either expressed or implied, between Lender and any materialmen, subcontractors, craftsmen, laborers, or any other person supplying any work, labor or materials for the improvements of the Property.

        8.11 Collateral Assignment. Borrower hereby assigns to Lender all Borrower's right, title, and interest in:

                  (a) The Plans and Specifications (Lender acknowledges that the Plans and Specifications are proprietary information of the Borrower which cannot be used by Lender (or its nominee) except to complete the Improvements upon the occurrence of an Event of Default hereunder, and may not be sold or transferred to any person by Lender for any purpose other than completion of the Improvements).

                  (b) Borrower's books and records relating to the Property or construction of the Improvements,

                  (c) All contracts now or hereafter made by Borrower relating to the Property or the construction, equipping, marketing, management, sale or lease of all or any part of the Property or Improvements, and all bonds and other guarantees of performance in favor of Borrower with respect to any such contracts.

Borrower agrees that upon any Event of Default under this Agreement, Lender shall have the absolute right to make such similar use of the Property so assigned as Lender shall desire, and, as to any such property which is also the subject of a security agreement or financing statement in favor of Lender, that Lender will not be limited to remedies available under the Uniform Commercial Code, but may at its option avail itself of the rights granted herein in addition to or in substitution for its Uniform Commercial Code remedies.

         8.12 Interest Reserves. The Loan will include an interest reserve in an amount designated "Construction Interest" on the Cost Budget and which, subject to the terms of this

Agreement, will be advanced by Lender, following an appropriate requisition from Borrower, to pay interest on the Loan as it becomes due. Interest will be payable by Borrower to Lender on that portion of the interest reserve actually disbursed by Lender.

         8.13 Participation. Borrower acknowledge that Lender may, at its option, sell participation interests in, or assign all of its interest in, the Loan; however, Lender agrees that it will at all times retain at least a fifty-one percent (51%) interest in the Loan and will retain all decision making responsibility. Borrower agrees with each present and future participant or owner of the Loan that if an Event of Default should occur, each present and future participant or owner shall have all of the rights and remedies of Lender with respect to any deposit due from any participant to the Borrower. The execution by a participant of a participation agreement with Lender, and the execution by the Borrower of this Agreement, regardless of the order of execution, shall evidence an agreement between Borrower and said participant in accordance with the terms of this Section.

         8.14 Supersedes Prior Agreements; Counterparts. This Agreement and the Loan Documents referred to herein supersede and incorporate all representations, promises, and statements, oral or written, made by Lender in connection with the Loan. This Agreement may not be varied, altered, or amended except by a written instrument executed by an authorized officer of the Lender. This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but such counterparts shall together constitute one and the same instrument.

         8.15 Construction of Provisions of this Agreement. Lender has not agreed to make any loan other than that specifically described herein. All requirements herein shall be deemed material to Lender. Except as specified herein, all conditions and requirements must be satisfied by Borrower prior to the Closing Date. Whenever this Agreement refers to a matter being "satisfactory" to Lender, subject to Lender's "approval" or "consent," at Lender's "option," at Lender's "determination," "required" by Lender, at Lender's "request," as Lender shall "deem necessary," or similar terminology, it is deemed that each of the aforesaid shall be in the reasonable discretion of the Lender, and if any term or condition requires Lender's approval, consent, or satisfaction (the "Lender's Approval"), the Lender's Approval shall not be implied, but shall be evidenced only by a written notice from Lender specifically addressed to the particular requirement or condition and expressing Lender's Approval.

         8.16 CONTROLLING LAW. THE VALIDITY, INTERPRETATION, ENFORCEMENT AND EFFECT OF THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ALABAMA. THE LENDER'S PRINCIPAL PLACE OF BUSINESS IS LOCATED IN JEFFERSON COUNTY IN THE STATE OF ALABAMA, AND THE BORROWER AGREES THAT THIS AGREEMENT SHALL BE HELD BY LENDER AT SUCH PRINCIPAL PLACE OF BUSINESS, AND THE HOLDING OF THIS AGREEMENT BY LENDER THEREAT SHALL CONSTITUTE SUFFICIENT MINIMUM CONTACTS OF

BORROWER WITH JEFFERSON COUNTY AND THE STATE OF ALABAMA FOR THE PURPOSE OF CONFERRING JURISDICTION UPON THE FEDERAL AND STATE COURTS PRESIDING IN SUCH COUNTY AND STATE. BORROWER CONSENTS THAT ANY LEGAL ACTION OR PROCEEDING ARISING HEREUNDER MAY BE BROUGHT IN THE CIRCUIT COURT OF THE STATE OF ALABAMA, JEFFERSON COUNTY, ALABAMA OR THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ALABAMA AND ASSENTS AND SUBMITS TO THE PERSONAL JURISDICTION OF ANY SUCH COURT IN ANY ACTION OR PROCEEDING INVOLVING THIS AGREEMENT. NOTHING HEREIN SHALL LIMIT THE JURISDICTION OF ANY OTHER COURT.

         8.17 WAIVER OF JURY TRIAL. BORROWER HEREBY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY ON ANY CLAIM, COUNTERCLAIM, SETOFF, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, THE LOAN DOCUMENTS OR THE LOAN, OR (B) IN ANY WAY CONNECTED WITH OR PERTAINING OR RELATED TO OR INCIDENTAL TO ANY DEALINGS OF LENDER AND/OR BORROWER WITH RESPECT TO THE LOAN DOCUMENTS OR IN CONNECTION WITH THIS AGREEMENT OR THE EXERCISE OF EITHER PARTY'S RIGHTS AND REMEDIES UNDER THIS AGREEMENT OR OTHERWISE, OR THE CONDUCT OR THE RELATIONSHIP OF THE PARTIES HERETO, IN ALL OF THE FOREGOING CASES WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. BORROWER AGREES THAT LENDER MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY, AND BARGAINED AGREEMENT OF BORROWER IRREVOCABLY TO WAIVE THEIR RIGHTS TO TRIAL BY JURY AS AN INDUCEMENT OF LENDER TO MAKE THE LOAN, AND THAT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY DISPUTE OR CONTROVERSY WHATSOEVER (WHETHER OR NOT MODIFIED HEREIN) BETWEEN BORROWER AND LENDER SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be properly executed as of the date first above written.

                                    BORROWER:

                                    MEDCATH OF TUCSON, L.L.C.,
                                    a North Carolina limited liability company

                                    BY:      SOUTHERN ARIZONA HEART, INC.
                                             a North Carolina corporation

                                             Its Managing Member

                                            By: /s/ Robert R. Weathers
                                                     Its: President

                                     LENDER:

                                      CAPSTONE CAPITAL CORPORATION
                                      a Maryland corporation


                                      BY: /s/ Willian C. Harlan
                                              William C. Harlan
                                              Its Senior Vice President


STATE OF Arizona                                      )
         ---------------------------------------------
COUNTY OF Pima                                     )
          -----------------------------------------

         I, the undersigned, a Notary Public, in and for said County in said State, hereby certify that Robert R. Weathers whose name as President of Southern Arizona Heart, Inc., a North Carolina corporation, as the Managing Member of MedCath of Tucson, L.L.C., a North Carolina limited liability company, is signed to the foregoing Agreement and who is known to me, acknowledged before me on this day that, being informed of the contents of the Agreement, he, as such officer, and with full authority, executed the same voluntarily for and as the act of said corporation, acting in its capacity as aforesaid.

         Given under my hand this the 18 day of July, 1996.

                                   /s/ Suzanne T. Garcia
                                   -------------------------------------
                                   Notary Public
                                   My Commission Expires: October 20, 1997

STATE OF Alabama)
COUNTY OF Jefferson)

         I, the undersigned, a Notary Public, in and for said County in said State, hereby certify that William C. Harlan, whose name as Senior Vice President of Capstone Capital Corporation, a Maryland corporation, is signed to the foregoing Agreement and who is known to me, acknowledged before me on this day that, being informed of the contents of the Agreement, he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

         Given under my hand this the 17 day of July, 1996.

                                          /s/ Alice Kay Laywon
                                          -------------------------------------
                                          Notary Public
                                          My Commission Expires: 6/6/97

                                    EXHIBIT A

                                   COST BUDGET

                     (See attached capital expense information)

                                    EXHIBIT B

                                LEGAL DESCRIPTION


Lots 7, 8 and 9 of Northmall Centre, according to Book 44 of Maps and Plats at Page 62, records of Pima County, Arizona.

                                    EXHIBIT C

               LOCATION OF BORROWER'S PRINCIPAL PLACE OF BUSINESS
                           AND CHIEF EXECUTIVE OFFICE



Principal Place of Business:

Southeast corner of River Road and Stone Avenue, Tucson, Arizona


Chief Executive Office:

762 Little Avenue
Suite 106
Charlotte, North Carolina 28226

                                    EXHIBIT D

                         OWNERSHIP INTEREST OF BORROWER

                                    EXHIBIT E

                             COMPLIANCE CERTIFICATE

Capstone Capital Corporation
1000 Urban Center Drive
Suite 630
Birmingham, Alabama 35242

         RE: Loan Agreement dated July ____, 1996 (together with amendments, if any, the "Loan Agreement") between MedCath of Tucson, L.L.C., as Borrower and Capstone Capital Corporation, as Lender

         The undersigned officer of the above named Borrower does hereby certify that for the quarterly financial period ending
____________________________________:

1.       No Default or Event of Default has occurred or exists except
         ________________________ .

2. The Cash Flow Coverage for the preceding twelve (12) months through the end of such period was:

         Required 1.50 to 1.0
         Actual: ________ to ________

3.       The Current Ratio for the preceding quarter was:

         Required 1.75 to 1.0
         Actual: ________ to ________

4.       All information provided herein is true and correct.

5. Capitalized terms not defined herein shall have the meanings given to such terms in the Loan Agreement.


--------------------------------------

Name:________________________________

Title:_________________________________

Dated this the ______ day of ________________________, 1996.

                                    EXHIBIT F

                                 PERMITTED LIENS



                                      None.

                                   SCHEDULE I

                               PENDING LITIGATION

         In February 1996, the corporate owner of El Dorado Hospital, filed a civil action against MedCath and several of its affiliates alleging that they unlawfully interfered with the hospital's contractual rights by inducing five physicians who own the Heart Institute of Tucson, a cardiac catheterization laboratory company which is managed by a subsidiary of MedCath Incorporated, to breach their contract with El Dorado Hospital. The alleged breach is based upon such physicians' investment in MedCath of Tucson, L.L.C., which El Dorado Hospital alleges is a violation of the physicans' noncompetition covenants with El Dorado Hospital. El Dorado has also notified the Heart Institute of Tucson that (i) the hospital contests the hospital's obligation to pay approximately $120,000 for certain services rendered, (ii) the hospital believes that the execution of the management agreement between the Heart Institute of Tucson and a MedCath subsidiary violated the prohibition on assignments set forth in the agreement between the hospital and the Heart Institute of Tucson, and (iii) the investment by the physician owners of the Heart Institute of Tucson in the Tucson Company violates their noncompetition covenants. The Heart Institute of Tucson and MedCath believe that the Heart Institute of Tucson is owed the funds at issue and that there is no merit to the additional allegations made by the hospital. An arbitration proceeding has been commenced by El Dorado Hospital against the Heart Institute of Tucson and its owners regarding the hospital's obligation for payment of the funds at issue. It is likely that El Dorado Hospital's claims regarding the Heart Institute of Tucson's alleged violations of the applicable agreements will also be included in the arbitration proceeding. MedCath and its affiliates are not parties to the arbitation proceeding.